UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: November 27, 2000


                               RESOURCEPHOENIX.COM
             (Exact Name of Registrant as specified in its charter)



         Delaware                     000-27449                52-2190830
(State or other jurisdiction of    (Commission File         (I.R.S. Employer
incorporation or organization)          Number)          Identification Number)


                              2401 Kerner Boulevard
                              San Rafael, CA 94901
                                 (415) 485-4600

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Item 5.       Other Events.

         On November 21, 2000, ReSourcePhoenix.com announced the layoff of W. Corey West, its President and Chief Operating Officer, Gregory Thornton, Vice President and Chief Financial Officer, and approximately 16 employees, or approximately 8% of its workforce. Gus Constantin, Chairman and Chief Executive Officer, has assumed the position and the responsibilities of the office of President. The office of Chief Financial Officer has been assumed by the company's current Vice President of Operations, Neal Divver. In addition, the company announced that Mr. West has been removed as a director.

         ReSourcePhoenix.com also announced that it received a Staff Determination on November 21, 2000 indicating that it fails to comply with the net tangible assets requirement set forth in Marketplace Rule 4450(a)(3), and that its securities are, therefore, subject to delisting from The Nasdaq National Market. As a result, ReSourcePhoenix.com's Class A Common Stock will be delisted from The Nasdaq National Market at the opening of business on November 30, 2000.


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

                                     RESOURCEPHOENIX.COM


                                     By:
                                        ------------------------------------
                                        Gus Constantin
                                        Chief Executive Officer and President

Dated:  November 27, 2000